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                                  EXHIBIT 99.6

             FORM OF Z MEDIA, INC. STOCK OPTION ASSUMPTION AGREEMENT








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                                                                EXHIBIT 99.6

                                VALUECLICK, INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                                  Z MEDIA, INC.

                            1999 STOCK INCENTIVE PLAN



OPTIONEE:  _______________,

                  STOCK OPTION ASSUMPTION AGREEMENT effective as of the 31st day of January, 2001, by ValueClick, Inc., a Delaware corporation ("ValueClick").

                  WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Z Media, Inc., a Delaware corporation ("Z Media"), which were granted to Optionee under Z Media, Inc. 1999 Stock Incentive Plan (the "Plan").

                  WHEREAS, each of those options is evidenced by a Stock Option Agreement (the "Option Agreement") issued to Optionee under the Plan.

                  WHEREAS, Z Media has been acquired by ValueClick (the "Merger") through the merger of Z Media Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of ValueClick (the "Merger Sub"), with and into Z Media (the "Merger") pursuant to the Agreement and Plan of Merger by and among ValueClick, Z Media and Merger Sub, dated December 13, 2000 (the "Merger Agreement").

                  WHEREAS, the provisions of the Merger Agreement require the obligations of Z Media under each outstanding option under the Plan to be assumed by ValueClick at the consummation of the Merger and ValueClick desires to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

                  WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the assumption of options under the Merger is 0.379526 shares of ValueClick common stock, par value $0.001 ("ValueClick Stock") for each outstanding share of Z Media common stock ("Z Media Stock") (rounded down to the nearest whole number of shares of ValueClick Stock).

                  WHEREAS, the purpose of this Agreement is to evidence the assumption by ValueClick of the outstanding options held by Optionee at the time of the consummation of the Merger (the "Effective Time") and to reflect certain adjustments to those options which have become necessary in connection with their assumption by ValueClick in the Merger.

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                  NOW, THEREFORE, it is hereby agreed as follows:

         1. The number of shares of Z Media Stock subject to the options held by Optionee immediately prior to the Effective Time (the "Z Media Options") and the exercise price payable per share are set forth below. ValueClick hereby assumes, as of the Effective Time, all the duties and obligations of Z Media under each of the Z Media Options. In connection with such assumption, the number of shares of ValueClick Stock purchasable under each Z Media Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of ValueClick Stock subject to each Z Media Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of ValueClick Stock under the assumed Z Media Option shall also be as indicated for that option below.

------------------------------------------------------------ ---------------------------------------------------------
                   Z MEDIA STOCK OPTIONS                                    VALUECLICK ASSUMED OPTIONS
------------------------------------------------------------ ---------------------------------------------------------
                                                                  # of Shares
    # of Shares of Z Media             Exercise Price             of ValueClick             Adjusted Exercise
         Common Stock                    per Share                Common Stock                Price per Share
------------------------------- ---------------------------- ------------------------ --------------------------------
                                $                                                     $
------------------------------- ---------------------------- ------------------------ --------------------------------

         2. The intent of the foregoing adjustments to each assumed Z Media Option is to assure that the spread between the aggregate fair market value of the shares of ValueClick Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will not, immediately after the consummation of the Merger, be greater than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the Z Media Stock subject to the Z Media Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the Z Media Option immediately prior to the Merger.

         3. Each Z Media Option shall continue to have a maximum term of ten
(10) years from the date of grant, subject to earlier termination (as provided in the applicable Option Agreement) following Optionee's cessation of service or employment.

         4. The following provisions shall govern each Z Media Option hereby assumed by ValueClick:

                  (a) Unless the context otherwise requires, all references in the Option Agreement and the applicable Plan (to the extent incorporated into such Option Agreement) shall be adjusted as follows:
         (i) all references to the "Company" shall mean ValueClick, (ii) all references to "Common Stock" shall mean shares of ValueClick Stock,
         (iii) all references to the "Board" shall mean the Board of Directors of ValueClick, (iv) all references to "Plan" shall mean the Z Media, Inc. 1999 Stock Incentive Plan assumed pursuant to the Merger Agreement and this Assumption Agreement and (v) all references to the "Committee" shall mean the Compensation Committee of the ValueClick Board of Directors or the Board of Directors of ValueClick if no such committee has been appointed.


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                  (b) Except as modified by this Agreement, the grant date and the expiration date of each assumed Z Media Option and all other provisions which govern either the exercise or the termination of the assumed Z Media Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the applicable Plan and the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase ValueClick Stock under the assumed Z Media Option.

                  (c) Each Z Media Option assumed by ValueClick which was originally designated as an Incentive Stock Option under the federal tax laws shall retain such Incentive Stock Option status to the maximum extent permitted by law.

                  (d) Any unvested shares of ValueClick acquired upon the exercise of the assumed Z Media Options shall remain subject to a right of repurchase, exercisable by ValueClick as the successor of Z Media at the adjusted exercise price paid per share, upon Optionee's termination of service with ValueClick. The terms and provisions governing the exercise of such repurchase right shall be as set forth in the Option Agreements applicable to the assumed Z Media Option under which those unvested shares are acquired.

                  (e) Each Z Media Option hereby assumed by ValueClick shall continue to vest and become exercisable in accordance with the same installment vesting schedule in effect for that option under the applicable Option Agreement immediately prior to the Effective Time; provided, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                  (f) For purposes of applying any and all provisions of the Option Agreement and the applicable Plan relating to Optionee's status as an employee or a consultant of Z Media, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to ValueClick or any present or future majority-owned ValueClick subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed Z Media Options or the exercise of ValueClick's repurchase rights with respect to any unvested ValueClick Stock purchased under such options and unvested at the time of Optionee's cessation of service as an employee or a consultant of Z Media shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with ValueClick and its subsidiaries. Each assumed Z Media Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of service as an employee or consultant of ValueClick and its majority-owned subsidiaries.

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                  (g) The adjusted exercise price payable for the ValueClick
         Stock subject to each assumed Z Media Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of ValueClick Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as Z Media Stock prior to the Merger shall be taken into account.

                  (h) In order to exercise each assumed Z Media Option, Optionee must deliver to ValueClick a written notice of exercise in which the number of shares of ValueClick Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of ValueClick Stock and should be delivered to ValueClick at the following address:

                                    VALUECLICK, INC.
                                    4360 Park Terrace Drive, Suite 100
                                    Westlake Village, California 91361
                                    Attention:  _______________

         5. Except to the extent specifically modified by this Stock Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

         IN WITNESS WHEREOF, ValueClick, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 31st day of January, 2001.


                                       VALUECLICK, INC.



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:





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                                 ACKNOWLEDGMENT

                  The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Z Media Options hereby assumed by ValueClick are as set forth in the Option Agreement, the applicable Plan and such Stock Option Assumption Agreement.



                                                 _______________________________


                                                 ____________________, OPTIONEE


DATED:  __________________, 2001








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